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                                                              EXHIBIT 10(LLL)

ARTICLES OF AGREEMENT made the day of         2000 between CERPROBE
CORPORATION, whose registered office is situated at 1150 North Fiesta Boulevard, Gilbert, Arizona 85233 USA. PENANG, MALAYSIA or its assignee (hereinafter called "the Employer") of the one part and BUILD-TEC MANAGEMENT SDN, BHD, whose place of business is situated at 76-6, LORONG SELAMAT, 10400 PENANG, MALAYSIA, (hereinafter called "the Contractor") of the other part. Should CERPROBE CORPORATION ("the Employer") form a registered in Malaysia subsidiary this agreement shall automatically be assigned to said Malaysian registered subsidiary who thereafter shall be the Employer.

WHEREAS

A. The Employer is desirous of obtaining the construction of the PROPOSED RENOVATION WORKS TO AN EXISTING FACTORY ON PLOT 47 (F.T.Z.) PHASE 4, BAYAN LEPAS, for which works he has issued to the Contractor his requirements (hereinafter referred to as "the Employer's Requirements").

B. The Contractor has submitted proposals for carrying out the works referred to in the First Recital (hereinafter referred to as "the Contractor's Proposals") which include the statement of the sum which he will require for carrying out that which is necessary for completing all such works in accordance with the Conditions (which is the Contract Sum stated in Article
     2) and has also submitted an analysis of that sum (hereinafter referred to as "the Contract Sum Analysis") which is annexed to the Contractor's Proposals.

C. The Employer has examined the Contractor's Proposals and the Contract Sum Analysis and, subject to the Conditions hereinafter contained, is satisfied that they appear to meet the Employer's Requirements.

NOW IT IS HEREBY AGREED AS FOLLOWS

ARTICLE 1

Upon and subject to the conditions, the Contractor will, for the consideration mentioned in Article 2, both complete the design for the Works and carry out and complete the construction of the Works.


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ARTICLE 2

The Employer will pay to the Contractor the sum of Ringgit $1,338,000 (hereinafter referred to as the "the Contract Sum") or such other sum as shall become payable hereunder at the times and in the manner specified in the Conditions.

ARTICLE 3

DJ HILL or such other person as the Employer shall nominate in his place for the purpose shall be the Employer's Agent referred to in clauses 5.4 and 11 and, save to the extent which the Employer may otherwise specify by written notice to the Contractor, for the receiving or issuing of such applications, consents, instructions, notices, requests or statements or for otherwise acting for the Employer under any other of the Conditions.

ARTICLE 4

The Employer's Requirements, the Contractor's Proposal and the Contract sum Analysis have been signed by the Parties and are identified in Appendix 3 to the Conditions.

ARTICLE 5

If any dispute or difference as to the construction of this Contract or any matter or thing of whatsoever nature arising hereunder or in connection therewith shall arise between the Employer and the Contractor either during the progress or after the completion or abandonment of the Works it shall be and is hereby referred to arbitration in accordance with clause 39.


AS WITNESS THE HAND OF THE PARTIES HERETO

Signed by                     /s/ DJ Hill
for and on behalf of the
Employer in the presence of   [J Bonilla]

Signed by
for and on behalf of the
Contractor in the
presence of:


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CONDITIONS

1.   INTERPRETATION, DEFINITIONS, ETC.

1.1 Unless otherwise specifically stated a reference in the Articles of Agreement, the Conditions or the Appendices to any clause means that clause of the Conditions.

1.2 The Articles of Agreement, the Conditions and the Appendices are to be read as a whole and the effect or operation of any article or clause in the Conditions or item in or entry in the Appendices must therefore unless otherwise specifically stated be read subject to any relevant qualification or modification in any other article or any of the clauses in the Conditions or item in or entry in the Appendices.

1.3 Unless the context otherwise requires or the Articles or the Conditions or an item in or entry in the Appendices specifically otherwise provides, the following words and phrases in the Articles of Agreement, the Conditions and the Appendices shall have the meanings given below or as ascribed in the article, clause or Appendix item to which reference is made:


     WORD OR PHRASE                   MEANING

     All Risks Insurance           :  See clause 22.2

     Appendix 1 or 2 or 3          :  Appendix 1 or 2 or 3 to the Conditions
                                      as completed by the parties.

     Appendices                    :  Appendix 1 and 2 and 3 to the
                                      Conditions as completed by the parties.

     Arbitrator                    :  The person appointed under CLAUSE 39 to
                                      be the Arbitrator.

     Articles or Articles of       :  The Articles of Agreement to which the
     Agreement                        Conditions are annexed, and references to
                                      any recital are to recitals set out before the Articles.

     Base Date                     :  The date stated in Appendix 1.

     Change in Employer's          :  See CLAUSE 12.1
     Requirements or Change



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Completion Date:                   the Date for Completion as fixed and stated
                                   in Appendix 1 or any date fixed under CLAUSE
                                   25.

Conditions:                        the clauses 1 to 39.

Contractor:                        the person named as Contractor in the
                                   Articles of Agreement.

Contractor's Proposals:            see the Second RECITAL.

Contract Sum:                      the sum named in ARTICLE 2.

Contract Sum Analysis:             the analysis of the Contract Sum to have been
                                   prepared by the Contractor for the purposes of this Contract as referred to in the SECOND
                                   RECITAL.

Date of Completion:                the date fixed and stated in Appendix 1.

Date of Possession:                the date stated in Appendix 1 under the
                                   reference to CLAUSE 23.1

Defects Liability Period:          the period named in Appendix 1 under the
                                   reference to CLAUSE 16.2

Development Control Requirements:  any statutory provisions and any decision of a relevant authority thereunder which control the right to develop the site.

Employer:                          the person named as Employer in the Articles
                                   of Agreement.

Employer's Agent:                  see ARTICLE 3.

Employer's Requirement:            see the FIRST RECITAL.

Excepted Risks:                    Ionising radiations or contamination by
                                   radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel.

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
Excepted Risks (continue)                         Radioactive toxic explosive or other hazardous
                                                  properties of any explosive nuclear assembly or
                                                  nuclear component, thereof, pressure waves
                                                  caused by aircraft or other aerial devices
                                                  travelling at sonic or supersonic speeds.

Final Account and Final Statement:                 see CLAUSE 30.5.

Interim Payment:                                  any one of the payments to which CLAUSE 30.1 and Appendix 2 refers.

Joint Names Policy:                               a policy of insurance which includes the Contractor and the Employer as the insured.

Notice of Completion of Making Good Defects:      see CLAUSE 16.4.

Practical Completion:                             see CLAUSE 16.1.

Relevant Event:                                   any one of the events set out in CLAUSE 25.4.

Retention Percentage:                             see CLAUSE 30.4.1.1. and any entry in Appendix 1 under the reference to CLAUSE 30.4.1.1.

Site Materials:                                   see CLAUSE 22.2.

Specified Perils:                                 fire, lightning, explosion, storm, tempest, flood,
                                                  bursting or overflowing of water tanks, apparatus
                                                  or pipes, earthquake, aircraft and other aerial
                                                  devices or articles dropped therefrom, riot and civil
                                                  commotion, but excluding Excepted Risks.

Statutory Requirements:                           see CLAUSE 6.1.1.2.

Works:                                            the works briefly described in the FIRST RECITAL
                                                  and referred to in the Employer's Requirement and the


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                                        Contractor's Proposals and including any
                                        changes made to those works in
                                        accordance with this Contract.


2.    CONTRACTOR'S OBLIGATIONS

2.1 The Contractor shall upon and subject to the Conditions carry out and complete the Works referred to in the Employer's Requirements, the Contractor's Proposals (to which the Contract Sum Analysis is annexed), the Articles of Agreement, these Conditions and the Appendices in accordance with the aforementioned documents and for that purpose shall complete the design for the Works including the selection of any specifications for any kinds and standards of the materials and goods and workmanship to be used in the construction of the Works so far as not described or stated in the Employer's Requirement or Contractor's Proposals.

2.2 Nothing contained in the Employer's Requirement or the Contractor's Proposals or the Contract Sum Analysis shall override or modify the application or interpretation of that which is contained in the Articles of Agreement, the Conditions and the Appendices. Should CERPROBE CORPORATION ("the Employer") form a registered in Malaysia subsidiary this agreement shall automatically be assigned to said Malaysian registered subsidiary who thereafter shall be the Employer.

2.3.1 Any divergence between the Employer's Requirements and the definition of the site boundary to be given by the Employer as provided in clause 7 shall be corrected by an instruction issued by the Employer which instruction shall be deemed to be a Change to which the provisions of clauses 12.4, 12.5 and 12.6 apply.

2.3.2 If the Employer or the Contractor finds any such divergence as is referred to in clause 2.3.1 he shall immediately give the other written notice specifying the divergence.

2.4.1 Where there is a discrepancy within the Employer's Requirements (including any Change issued in accordance with clause 12.2) the Contractor's Proposals shall prevail (subject always to compliance with the Statutory Requirements) without any adjustment of the Contract Sum. Where the Contractor's Proposals do not deal with any discrepancy within the Employer's Requirements (including any Change issued in accordance with clause 12.2) the Contractor shall inform the Employer in writing of his proposed amendment to deal with the discrepancy and the Employer shall either agree to the proposed amendment or himself decide how the discrepancy shall be dealt with; such agreement or decision shall be notified in writing to the Contractor and such notification shall be treated as a Change in the Employer's Requirement.




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2.4.2.    Where there is a discrepancy within the Contractor's Proposals the
          Contractor shall inform the Employer in writing of his proposed amendment to remove the discrepancy; and (subject always to compliance with Statutory Requirements) the Employer shall decide between the discrepant items or otherwise may accept the Contractor's proposed amendment and the Contractor shall be obliged to comply with the decision or acceptance by the Employer without cost to the Employer.

2.4.3. If the Contractor or the Employer find any such discrepancy as is referred to in clause 2.3.1 or 2.4.2 he shall immediately give the other written notice specifying the discrepancy.

2.5.1. Insofar as the design of the Works is comprised in the Contractor's Proposals and in what the Contractor is to complete under clause 2 and in accordance with the Employer's Requirements and the Conditions (including any further design which the Contractor is to carry out as a result of a Change in the Employer's Requirements), the Contractor shall have in respect of any defect or insufficiency in such design the like liability to the Employer, whether under statute or otherwise, as would an architect or, as the case may be, other appropriate professional designer holding himself out as competent to take on work for such design, who acting independently under a separate contract with the Employer, had supplied such design for or in connection with works to be carried out and completed by a building contractor not being the supplier of the design.

2.5.2.    (deleted)

2.5.3.    (deleted)

2.5.4. Any references to the design which the Contractor has prepared or shall prepare or issue for the Works shall include a reference to any design which the Contractor has caused or shall cause to be prepared or issued by others.

3.        CONTRACT SUM - ADDITIONS OR DEDUCTIONS - ADJUSTMENT - INTERIM PAYMENTS

          Where in the Conditions it is provided that an amount is to be added to or deducted from the Contract Sum or dealt with by adjustment of the Contract Sum, then as soon as such amount is ascertained in whole or in part such amount shall be taken into account in the computation of the next Interim Payment following such whole or partial ascertainment.

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4.      EMPLOYER'S INSTRUCTIONS

4.1.1 The Contractor shall (subject to clauses 4.2, 4.3 and 12.2) forthwith comply with all instructions issued to him by the Employer in regard to any matter in respect of which the Employer is expressly empowered by the Conditions to issue instructions: save that where such instruction is one requiring a Change within the meaning of clause 12.1 the Contractor need not comply to the extent that he makes reasonable objection in writing to the Employer to such compliance.

4.1.2 If within 7 days after receipt of a written notice from the Employer requiring compliance with an instruction the Contractor does not comply therewith, then the Employer may employ and pay other persons to execute any work whatsoever which may be necessary to give effect to such instruction and all costs incurred in connection with such appointment may be deducted by him from any monies due or to become due to the Contractor under this Contract or may be recoverable from the Contractor by the Employer as a debt.

4.2 Upon receipt of what purports to be an instruction issued to him by the Employer the Contractor may request the Employer to specify in writing the provision of the Conditions which empowers the issue of the said instruction. The Employer shall forthwith comply with any such request and if the Contractor shall thereafter comply with the said instruction (neither party before such compliance having given to the other a written request to concur in the appointment of an Arbitrator under clause 39 in order that it may be decided whether the provision specified by the Employer empowers the issue of the said instruction), then the issue of the same shall be deemed for all the purposes of this Contract to have been empowered by the provision of the Conditions specified by the Employer in answer to the Contractor's request.

4.3.1   All instructions issued by the Employer shall be issued in writing.

4.3.2 If the Employer purports to issue an instruction otherwise than in writing it shall be of no immediate effect, but shall be confirmed in writing by the Contractor to the Employer within 7 days, and if not dissented from in writing by the Employer to the Contractor within 7 days from receipt of the Contractor's confirmation, shall take effect as from the expiration of the latter said 7 days.

        Provided always

4.3.2.1 that if the Employer within 7 days of giving such an instruction otherwise than in writing shall himself confirm the same in writing, then the Contractor shall not be obliged to confirm as aforesaid, and the said instruction shall take effect as from the date of the Employer's confirmation; and




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4.3.2.2   that if neither the Contractor nor the Employer shall confirm such an instruction in the manner and at the time aforesaid but the Contractor shall nevertheless comply with the same, then the Employer may confirm the same in writing at any time prior to the Final Account and Final Statement becoming conclusive as to the balance due between the parties by agreement or by the operation of clause 30.5.5, and the said instruction shall thereupon be deemed to have taken effect on the date on which it was issued otherwise than in writing by the Employer.

5.        CUSTODY AND SUPPLY OF DOCUMENTS

5.1 The Employer's Requirements and the Contractor's Proposals (to which is annexed the Contract Sum Analysis) shall remain in the custody of the Employer so as to be available at all reasonable times for the inspection of the Contractor.

5.2 Immediately after the execution of this Contract the Employer without charge to the Contractor shall provide him (unless he shall have been previously so provided) with one copy each, certified on behalf of the Employer, of the Articles of Agreement, the Conditions and the Appendices, the Employer's Requirements and the Contractor's Proposals (including the Contractor Sum Analysis).

5.3 The Contractor without further charge to the Employer shall provide the Employer with two copies of the drawings, specifications, details, levels and setting out dimensions which the Contractor prepares or uses for the purposes of the Works.

5.4 The Contractor shall keep one copy of the Employer's Requirements, one copy of the Contract Sum Analysis, one copy of the Contractor's Proposals and one copy of the drawings and other documents referred to in clause 5.3 upon the site so as to be available to the Employer's Agent at all reasonable times.

5.5 Before the commencement of the Defects Liability Period the Contractor shall without further charge to the Employer supply for the retention and use of the Employer such drawings and information showing or describing the Works as built, and concerning the maintenance and operation of the Works, including any installations comprised in the Works, as may be specified in the documents named in clause 5.1.

5.6       Neither party shall divulge or use except for the purpose of this
          Contract:

5.6.1 any of the documents mentioned in clause 5.1 or 5.3 which the other party supplies to him; or

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5.6.2     any confidential information of the other party

          save that the Employer may use in connection with the maintenance, use, repair, advertisement, letting or sale of the Works any of the documents supplied by the Contractor.

6.        STATUTORY OBLIGATIONS, NOTICES, FEES AND CHARGES

6.1.1.1 Clause 6.1.1.2 shall apply except to the extent that the relevant part or parts of the Employer's Requirements state specifically that the Employer's Requirements comply with Statutory Requirements.

6.1.1.2 The Contractor shall comply with, and give all notices required by, any Act of Parliament, any instrument, rule or order made under any Act of Parliament, or any regulation or bylaw of any local authority which has any jurisdiction with regard to the Works or with whose systems the same are or will be connected including Development Control Requirements (all requirements to be so complied with being referred to in these Condition as "the Statutory Requirements") and the Contractor shall pass to the Employer all approvals received by the Contractor in connection therewith.

6.1.2 If the Contractor or the Employer finds any divergence between the Statutory Requirements and either the Employer's Requirements (including any Change) or the Contractor's Proposals he shall immediately give to the other written notice specifying the divergence; the Contractor shall inform the Employer in writing of his proposed amendment for removing the divergence, and with the Employer's consent (which shall not be unreasonably delayed or withheld) the Contractor shall entirely at his own cost save as provided in clause 6.3 complete the design and construction of the Works in accordance with the amendment and the Employer shall note the amendment on the documents referred to in clause 5.1

6.1.3.1 If in any emergency compliance with clause 6.1.1 requires the Contractor to supply materials or execute work before receiving the Employer's consent under clause 6.1.2 the Contractor shall supply such limited materials and execute such limited work as are reasonable necessary to secure immediate compliance with the Statutory Requirements.

6.1.3.2 The Contractor shall forthwith inform the Employer of the emergency and of the steps that he is taking under clause 6.1.3.1

6.2 The Contractor shall pay, and indemnify the Employer against liability in respect of, any fees or charges (including any rates or taxes) legally demandable under any Act of Parliament, any instrument, rule or order made under any act of Parliament, or any regulation or bylaw of any


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         local authority in respect of the Works. No adjustment shall be made to the Contract Sum in respect of the amount of any such fees or charges (including any rates or taxes) unless they are stated by way of a provisional sum in the Employer's Requirements, in which case clause
         30.5.3 shall apply.

6.3.1 If after the Base Date there is a change in the Statutory Requirements affecting the Works which necessitates some amendment to the Contractor's Proposals, such amendment shall be treated as if it were an instruction of the Employer under clause 12.2 effecting a Change in the Employer's Requirement.

6.3.2 If any amendment to the Contractor's Proposals becomes necessary for conformity with the terms of any permission or approval made by a decision of the relevant authority after the Base Date for the purposes of Development Control Requirements such amendment shall be treated as if it were an instruction of the Employer under clause 12.2 effecting a Change in the Employer's Requirement provided that such treatment is not precluded in the Employer's Requirements.

6.3.3 If any amendment to that part or parts of the Employer's Requirements to which clause 6.1.1.1 refers become necessary for conformity with Statutory Requirements the Employer shall issue an instruction effecting a Change in the Employer's Requirements.

7        SITE BOUNDARIES

         The Employer shall define the boundaries of the site.

8        WORK, MATERIAL AND GOODS

8.1.1 All materials and goods shall so far as procurable be of the respective kinds and standards described in the Employer's Requirements, or, if not therein specifically described, in the Contractor's Proposals or specifications referred to in clause 5.3; provided that the Contractor shall not substitute anything so described without the Employer's consent in writing, which consent shall not be unreasonably delayed or withheld. No such consent shall relieve the Contractor of his other obligations.

8.1.2 All workmanship shall be of the standard described in the Employer's Requirements, or, to the extent that no such standards are therein specifically described, in the Contractor's Proposals or specifications referred to in clause 5.3. If no such standards are so described the workmanship shall be of a standard appropriate to the Works.

8.1.3    All work shall be carried out in a proper and workmanlike manner.


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8.2    The Contractor shall upon the request of the Employer provide him with documents to prove that the materials and goods comply with clause 8.1.1.

8.3 The Employer may issue instructions requiring the Contractor to open up for inspection any work covered up or to arrange for or to carry out any test of any materials or goods (whether or not already incorporated in the Works) or of any executed work, and the cost of such opening up or testing (together with the cost of making good in consequence thereof) shall be added to the Contract Sum unless provided for in the Employer's Requirements or in the Contractor's Proposals or unless the inspection or test shows that the work, materials or goods are not in accordance with this Contract.

8.4 If any work, materials or goods are not in accordance with this Contract the Employer without prejudice to the generality of his powers, may:

8.4.1 issue instructions requiring the removal from the site or rectification of all or any of such work, materials or goods; and/or

8.4.2 after consultation with the Contractor issue such instructions requiring a Change (to which the proviso in clause 12.2 shall apply) as are reasonably necessary as a consequence of such an instruction under clause
       8.4.1 and to the extent that such instructions are so necessary and notwithstanding clauses 12.5, 25 and 26 no addition to the Contract Sum shall be made and no extension of time shall be given; and/or

8.4.3 issue such instructions under clause 8.3 to upon up for inspection or to test as are reasonable in all the circumstances to establish to the reasonable satisfaction of the Employer the likelihood or extent, as appropriate to the circumstances, of any further similar non-compliance. To the extent that such instructions are so reasonable, whatever the results of the opening up for inspection or test and notwithstanding clauses 8.3 and 26, no addition to the Contract Sum shall be made. Clause
       25.4.5.2 shall apply unless as stated therein the inspection or test showed that the work, materials or goods are not in accordance with this Contract.

8.5 Where there is any failure to comply with clause 8.1.3 in regard to the carrying out of the work in a proper and workmanlike manner the Employer, without prejudice to the generality of his powers, may, after consultation with the Contractor, issue such instructions whether requiring a Change or otherwise as are reasonably necessary as a consequence thereof. To the extent that such instructions are so necessary and notwithstanding clauses 12.4, 25 and 26 no addition to the Contract Sum shall be made and no extension of time shall be given in respect of compliance by the Contractor with such instruction.




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8.6       The Contractor shall before carrying out the relevant work and/or ordering the relevant goods or materials provide the Employer with such samples of the standard of workmanship or the quality of the goods or materials which the Contractor intends to provide as are specifically referred to in the Employer's Requirements or in the Contractor's Proposals.

9.        COPYRIGHT, ROYALTIES AND PATENT RIGHTS

9.1 All royalties or other sums payable in respect of the supply and use in carrying out the Works of any patented articles, processes or inventions or in respect of the supply and use for the Works of drawings, or models of buildings the subject of copyright other than drawings or models provided by the Employer shall be deemed to have been included in the Contract Sum, and the Contractor shall indemnify the Employer from and against all claims, proceedings, damages, costs and expenses which may be brought or made against the Employer or to which he may be put by reason of the Contractor infringing or being held to have infringed any patent rights in relation to any such articles, processes, and inventions or infringing or being held to have infringed copyright.

9.2 Provided that where in compliance with the Employer's instructions the Contractor shall supply and use in carrying out the Works any patented articles, processes or inventions, the Contractor shall not be liable in respect of any infringement or alleged infringement of any patent rights in relation to any such articles, processes and inventions and all royalties, damages or other monies which the Contractor may be liable to pay to the persons entitled to such patent rights shall be added to the Contract Sum.

10        PERSON-IN-CHARGE

          The Contractor shall constantly keep upon the site a competent person-in-charge and any instructions given to him by the Employer shall be deemed to have been issued to the Contractor.

11        ACCESS FOR EMPLOYER'S AGENT ETC. TO THE WORKS

          The Employer's Agent and any person authorised by the Employer or the Employer's Agent shall at all reasonable times have access to the Works and to the workshops or other places of the Contractor where work is being prepared for this Contract, and when work is to be so prepared in workshop or other places of a sub-contractor the Contractor shall by a term of the sub-contract so far as possible secure a similar right

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
          of access to those workshops or places for the Employer and his representatives and shall do all things reasonably necessary to make such right effective. Access in accordance with clause 11 may be subject to such reasonable restrictions of the Contractor or of any sub-contractor as are necessary to protect any proprietary right of the Contractor or of any sub-contractor in the work referred to in clause 11.

12        CHANGES IN THE EMPLOYER'S REQUIREMENTS AND PROVISIONAL SUMS

12.1      The term 'Change in the Employer's Requirements' or 'Change' means:

12.1.1 a change in the Employer's Requirements which makes necessary the alteration or modification of the design, quality or quantity of the Works, otherwise than such as may be reasonably necessary for the purpose of rectification pursuant to clause 8.4, including:

12.1.1.1  the addition, omission or substitution of any work;

12.1.1.2 the alteration of the kind or standard of any materials or goods to be used in the Works;

12.1.1.3 the removal from the site of any work executed or materials or goods brought thereon by the Contractor for the purposes of the Works other than work materials or goods which are not in accordance with this Contract;

12.1.2 the imposition by the Employer of any obligations or restrictions in regard to the matters set out in clause 12.1.2.1 to 12.1.2.4 or the addition to or alteration or omission of any such obligations or restrictions so imposed or imposed by the Employer in the Employer's Requirements in regard to;

12.1.2.1  access to the site or use of any specific parts of the site;

12.1.2.2  limitations of working space;

12.1.2.3  limitations of working hours;

12.1.2.4  the execution or completion of the work in any specific order.

12.2 The Employer may subject to the proviso hereto and to the Contractor's right of reasonable objection set out in clause 4.1.1 issue instructions effecting a Change in the Employer's Requirements. No Change effected by the Employer shall vitiate this Contract. Provided that the Employer may not effect a Change which is, or which makes necessary, an alteration or modification in the design of the Works without the consent of the Contractor which consent shall not be unreasonably delayed or withheld.

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12.3   The Employer shall issue instructions to the Contractor in regard to the expenditure of provisional sums (if any) included in the Employer's Requirements.

12.4 The valuation of Changes and of work executed by the Contractor for which a provisional sum is included in the Employer's Requirements shall, unless otherwise agreed, be made in accordance with the provisions of clause 12.5. Such valuation shall include allowance for the addition or omission of the relevant design work.

12.5.1 The valuation of additional or substituted work shall be consistent with the values of work of a similar character set out in the Contract Sum Analysis making due allowance for any change in the conditions under which the work is carried out and/or any significant change in the quantity of the work so set out. Where there is no work of similar character set out in the Contract Sum Analysis a fair valuation shall be made.

12.5.2 The valuation of the omission of work shall be in accordance with the values in the Contract Sum Analysis.

12.5.3 Any valuation of work under clauses 12.5.1 and 12.5.2 shall include allowance for any necessary addition to or reduction of the provision of site administration, site facilities and temporary works.

12.5.4 (deleted)

12.5.5 If compliance with the instruction effecting a Change or the instruction as to the expenditure of a provisional sum in whole or in part substantially changes the conditions under which any other work is executed, then such work shall be treated as if it had been the subject of an instruction effecting a Change under clause 12.2 which shall be valued in accordance with the provisions of clause 12.5.

12.5.6 To the extent that the valuation does not relate to the execution of additional or substituted work or the omission of work or to the extent that the valuation of any work or liabilities directly associated with a Change cannot reasonably be effected in the valuation by the application of clause 12.5.1 to 12.5.5 a fair valuation thereof shall be made.

       Provided that no allowance shall be made under clause 12.5 for any effect upon the regular progress of the Works or for any other direct loss and/or expense for which the Contractor would be reimbursed by payment under any other provision in the Conditions.

12.6 Effect shall be given to clause 12.5 by addition or deduction from the Contract Sum.

13   CONTRACT SUM

     The Contract Sum shall not be adjusted or altered in any way whatsoever otherwise than in accordance with the express provisions of the Conditions.

14   SERVICE TAX

     Any reference in these Conditions to "Contract Sum" shall be regarded as such Sum exclusive of any service tax and recovery by the Contractor from the Employer of any service tax properly chargeable on the Contractor under or by virtue of the Service Tax Act 1975 or any amendment thereof on the supply of goods and services under this Contract shall be prohibited.

15   UNFIXED MATERIALS AND GOODS

     Unfixed materials and goods delivered to, placed on or adjacent to the Works and intended therefor shall not be removed except for use upon the Works unless the Employer has consented in writing to such removal which consent shall not be unreasonably withheld. Where the value of any such materials or goods has been included in any Interim Payment, such materials and goods shall become the property of the Employer, but the Contractor shall remain responsible for loss or damage to the same.

16   PRACTICAL COMPLETION AND DEFECTS LIABILITY PERIOD

16.1 When the Works have reached Practical Completion the Employer shall give the Contractor a written statement to that effect, which statement shall not be unreasonably delayed or withheld, the Practical Completion of the Works shall be deemed for all purposes of this Contract to have taken place on the day named in such statement. Should CERPROBE CORPORATION ("the Employer") form a registered in Malaysia subsidiary this agreement shall automatically be assigned to said Malaysian registered subsidiary who thereafter shall be the Employer.

16.2 Any Defects, shrinkages or other faults which shall appear within the Defects Liability Period and which are due to failure of the Contractor to comply with his obligations under this Contract shall be specified by instruction of the Employer in a Schedule of Defects which he shall deliver to the Contractor as an instruction of the Employer not later than 14 days after the expiration of the said Defects Liability Period, and within a reasonable time after receipt of such Schedule of defects, shrinkages and other faults therein specified shall be made good by the Contractor at no cost to the Employer unless the Employer shall otherwise instruct; and if the Employer does so otherwise instruct then an appropriate deduction in

          Respect of any such defects, shrinkage or other faults not made good shall be made from the Contract Sum.

16.3 Notwithstanding clause 16.2 the Employer may whenever he considers it necessary so to do, issue instructions requiring any defect, shrinkage or other fault which shall appear within the Defects Liability Period and which is due to failure of the Contractor to comply with his obligations under this Contract to be made good and the Contractor shall within a reasonable time after receipt of such instructions comply with the same at no cost to the Employer unless the Employer shall otherwise instruct; and if the Employer does so otherwise instruct then an appropriate deduction in respect of any such defects, shrinkages or other faults not made good shall be made from the Contract Sum.

16.4 When any defects, shrinkages or other faults which the Employer may have required to be made good under clauses 16.2 and 16.3 shall have been made good he shall issue a notice to that effect, which notice shall not be unreasonably delayed or withheld and completion of making good defects shall be deemed for all the purposes of this Contract to have taken place on the day named in such notice ("the Notice of Completion of Making Good Defects").

17.       PARTIAL POSSESSION BY EMPLOYER

17.1 If at any time or times before practical Completion of the Works the Employer wishes to take possession of any part or parts of the Works and the consent of the Contractor (which consent shall not be unreasonably withheld) has been obtained, then notwithstanding anything expressed or implied elsewhere in this Contract the Employer may take possession thereof. The Contractor shall thereupon issue to the Employer a written statement identifying the part or parts of the Works taken into possession and giving the date when the Employer took possession (in clauses 17 and 20.3 referred to as "the relevant part" and "the relevant date" respectively).

17.1.1 For the purposes of clauses 16.2, 16.3 and 30.4.1.2 Practical Completion of the relevant part shall be deemed to have occurred and the Defects Liability Period in respect of the relevant part shall be deemed to have commenced on the relevant date.

17.1.2 When any defects, shrinkages or other faults in the relevant part which the Employer may have required to be made good under clause 16.2 or clause 16.3 shall have been made good he shall issue a notice to that effect.

17.1.3 As from the relevant date the obligation of the Contractor under clause 22A to insure shall terminate in respect of the relevant part but not further or otherwise.

17.1.4 In lieu of any sum to be paid or allowed by the Contractor under clause 24 in respect of any period during which the Works may remain incomplete occurring after the relevant date there shall be paid or allowed such sum as bears the same ratio to the sum which would be paid or allowed apart from the provisions of clause 17 as the Contract Sum less the amount contained therein in respect of the relevant part bears to the Contract Sum.

18        ASSIGNMENT AND SUB-CONTRACTS

18.1.1 Neither the Employer nor the Contractor shall, without the written consent of the other, assign this Contract.

18.1.2 Where clause 18.1.2 is stated in Appendix 1 to apply then, in the event of transfer by the Employer of his freehold or leasehold interest in, or of a grant by the Employer of a leasehold interest in, the whole of the premises comprising the Works, the Employer may at any time after Practical Completion of the Works assign to any such transferee or lessee the right to bring proceedings in the name of the Employer (whether by arbitration or litigation) to enforce any of the terms of this Contract made for the benefit of the Employer hereunder. The assignee shall be stopped from disputing any enforceable agreements reached between the Employer and the Contractor and which arise out of and relate to this Contract (whether or not they are or appear to be a derogation from the rights assigned) and made prior to the date of any assignment.

18.2.1 The Contractor shall not without the written consent of the Employer (which consent shall not be unreasonably delayed or withheld) sub-contract all or any portion of the Works. Provided that it shall be a condition in any sub-contracting which may occur that the appointment of the sub-contractor under the sub-contract shall determine immediately upon the determination (for any reason) of the Contractor's appointment under this Contract.

18.2.2 The Contractor shall remain wholly responsible for carrying out and completing the Works in all respects in accordance with clause 2.1 notwithstanding the sub-contracting of all or any portion of the Works.

18.2.3 The Contractor shall not without the written consent of the Employer (which consent shall not be unreasonably delayed or withheld) sub-contract the design for all or any portion of the Works. Where the Employer consents to any sub-contracting under clause 18.2.3 such consent shall not affect in any way the obligation of the Contractor under clause 2.5.

18.3 It shall be a condition in any sub-contracting to which clause 18.2.1 refers that:

18.3.1 the appointment of the sub-contractor under the sub-contract shall determine immediately upon the determination (for any reason) of the Contractor's appointment under this Contract; and

18.3.2   the sub-contract shall provide that:

18.3.2.1 subject to clause 15 of these Conditions (in clauses 18.3.2.2 to 18.3.2.3 called "the Main Contract Conditions"), unfixed materials and goods delivered to, placed on or adjacent to the Works by the sub-contractor and intended therefor shall not be removed except for use on the Works unless the Contractor has consented in writing to such removal, which consent shall not be unreasonably withheld;

18.3.2.2 where, in accordance with clause 30.2A or clause 30.2B of the Main Contract Conditions, the value of any such materials or goods has been included in the amount due as an Interim Payment and that Interim Payment has been discharged by the Employer in favour of the Contractor, such materials or goods shall be and become the property of the Employer and the sub-contractor shall not deny that such materials or goods are and have become the property of the Employer;

18.3.2.3 provided that if the Contractor shall pay the sub-contractor for any such materials or goods before the value therefore has, in accordance with clause 30.2A or clause 30.2B of the Main Contract Conditions, been included in the amount due as an Interim Payment and before that Interim Payment has been discharged by the Employer in favour of the Contractor, such materials or goods shall upon such payment by the Contractor be and become the property of the Contractor.

19       (number not used)

20       INJURY TO PERSONS AND PROPERTY AND INDEMNITY TO EMPLOYER

20.1 The Contractor shall be liable for, and shall indemnify the Employer against, any expense, liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect of personal injury to or the death of any person whosoever arising out of or in the course of or caused by the carrying out of the Works, except to the extent that the same is due to any act or neglect of the Employer or of any person for whom the Employer is responsible including the persons employed or otherwise engaged by the Employer to whom clause 29 refers.

20.2 The Contractor shall, subject to clause 20.3, be liable for, and shall indemnify the Employer against, any expense, liability, loss, claim or proceedings in respect of any injury or damage whatsoever to any property real or personal in so far as such injury or damage arises out of or in the course of or by reason of the carrying out of the Works, and to the extent that the same is due to any negligence, breach of statutory duty, omission or default of the Contractor, his servants or agents or of any person employed or engaged upon or in connection with the Works or any part thereof, his servants or agents or of any other person who may properly be on the site upon or in connection with the Works or any part thereof, his servants or agents, other than the Employer or any person employed, engaged or authorised by him or by any local authority executing work solely in pursuance of its statutory rights or obligations.

20.3.1 Subject to clause 20.3.2 the reference in clause 20.2 to "property real or personal" does not include the Works, work executed and/or Site Materials up to and including the date of issue of the statement by the Employer setting out the date of Practical Completion or up to and including the date of determination of the appointment of the Contractor (whether or not the validity of that determination is disputed) under clause 27 or clause 28.

20.3.2 If clause 17 has been operated then, in respect of the relevant part, and as from the relevant date such relevant part shall not be regarded as "the Works" or "work executed" for the purpose of clause 20.3.1.

21       INSURANCE AGAINST INJURY TO PERSONS OR PROPERTY

21.1.1.1 Without prejudice to his obligations to indemnify the Employer under clause 20 the Contractor shall take out and maintain insurance which shall comply with clause 21.1.1.2 in respect of claims arising out of his liability referred to in clauses 20.1, and 20.2.

21.1.1.2 For all claims to which clause 21.1.1.1 applies the insurance cover shall be not less than the sum stated in Appendix 1 for any one occurrence or series of occurrences arising out of one event.

21.1.2 As and when he is reasonably required to do so by the Employer the Contractor shall send to the Employer for inspection by the Employer documentary evidence that the insurance required by clause 21.1.1.1 have been taken out and are being maintained, but at any time the Employer may (but not unreasonably or vexatiously) require to have sent for his inspection the relevant policy or policies and premium receipts therefor.

21.1.3 If the Contractor defaults in taking out or in maintaining insurance as provided in clause 21.1.1.1 the Employer may himself insure against any liability or expense which he may incur arising out of such default and a sum or sums equivalent to the amount paid or payable by him in respect of premiums therefor may be deducted by him from any monies due or to become due to the Contractor under this Contract or such amount may be recoverable by the Employer from the Contractor as a debt.

21.2.1 Where it is stated in the Employer's Requirements that the insurance to which clause 21.2.1 refers is required the Contractor shall take out and maintain a Joint Names Policy for such amount of indemnity as is stated in Appendix 1 in respect of any expense, liability, loss, claim or proceedings which the Employer may incur or sustain by reason of damage to any property other than the Works and Site Materials caused by collapse, subsidence, heave, vibration, weakening or removal of support or lowering of ground water arising out of or in the course of or by reason of the carrying out of the Works excepting damage:

21.2.1.1  for which the Contractor is liable under clause 20.2;

21.2.1.2  attributable to errors or omissions in the designing of the Works;

21.2.1.3 which can reasonably be foreseen to be inevitable having regard to the nature of the work to be executed or the manner of its execution;

21.2.1.4  (deleted)

21.2.1.5  arising from war risks or the Excepted Risks.

21.2.2 Any such insurance as is referred to in clause 21.2.1 shall be placed with insurers to be approved by the Employer, and the Contractor shall deposit with him the policy or policies and the premium receipts therefor.

21.2.3 If the Contractor defaults in taking out or in maintaining the Joint Names Policy as provided in clause 21.2.1 the Employer may himself insure against any risk in respect of which the default shall have occurred and may deduct a sum or sums equivalent to the amount paid or payable in respect of premiums from any monies due or to become due to the Contractor or such amount shall be recoverable by the Employer from the Contractor as a debt.

21.3 Notwithstanding the provisions of clauses 20.1, 20.2 and 21.1, the Contractor shall not be liable either to indemnify the Employer or to insure against any personal injury to or the death of any person or any damage, loss or injury caused to the Works or Site Materials, work executed, the site, or any property, by the effect of any Excepted Risk.

22      INSURANCE OF THE WORKS

22.1    (deleted)

22.2 In clause 22A and, so far as relevant, in order clauses of the Conditions the following phrases shall have the meanings given below:

        All Risks Insurance   : Insurance which provides cover against any
                                physical loss or damage to work executed and Site Materials but excluding the cost necessary to repair, replace or rectify:

                                1  property which is defective due to:
                                   .1  wear and tear;
                                   .2  obsolescence;
                                   .3  deterioration, rust or mildew;

                                2 any work executed or any Site Materials lost or damaged as a result of its own defect in design, plan, specification, material or workmanship or any other work executed which is lost or damaged in consequence thereof where such work relied for its support or stability on such work which was defective;

                                3  loss or damage caused by or arising from:

                                .1 any consequence of war, invasion, act of
                                   foreign enemy, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, military or usurped power, confiscation, commandeering, nationalization or requisition or loss or destruction of or damage to any property by or under the order of any government de jure or de facto or public municipal or local authority;

                                .2 disappearance or shortage if such
                                   disappearance or shortage is only revealed when an inventory is made or is not traceable to an identifiable event;

                                .3 an Excepted Risk (as defined in clause 1.3);

                                .4 civil commotion;

                                .5 any unlawful, wanton or malicious act
                                   committed maliciously by a person or persons acting on behalf of or in connection with an unlawful association; "unlawful association" shall mean any organisation which is engaged in terrorism: "terrorism" means the use of violence for political ends and includes any use of violence for the purpose of putting the public or any section of the public in fear.

        Site Materials       :  All unfixed materials and goods delivered to,
                                placed on or adjacent to the Works and intended for incorporation therein.

22.3 The Contractor shall ensure that the Joint Names Policy referred to in clause 22A.1 or 22A.3 shall in respect of each sub-contractor to whom clause 18.2.1 refers.

        EITHER provide for the recognition of each sub-contractor as an insured under the Joint Names Policy

        OR include a waiver by the relevant insurers of any rights of subrogation which they may have against any such sub-contractor in respect of loss or damage by the Specified Perils to the Works and Site Materials; and that this recognition or waiver shall continue up to and including the date of issue of any certificate or other document which states that the sub-contract works are practically complete or the date of determination of the appointment of the Contractor (whether or not the validity of that determination is contested) under clause 27 or clause 28 or clause 28A. The provisions of clause 22.3 shall apply also in respect of any Joint Names Policy taken out by the Employer under clause 22A.2.

22A       ALL RISKS INSURANCE OF THE WORKS BY THE CONTRACTOR

22A.1 The Contractor shall take out and maintain a Joint Names Policy for All Risks Insurance for cover no less than that defined in clause 22.2 for the full reinstatement value of the Works (plus the percentage, if any, stated in Appendix 1 to cover any professional fees incurred by the Employer) and shall (subject to clause 17.1.3) maintain such Joint names Policy up to and including the date of issue of the statement by the Employer setting out the date of Practical Completion or up to and including the date of determination of the appointment of the Contractor under clause 27 or clause 28 or clause 28A (whether or not the validity of that determination is contested) whichever is the earlier.

22A.2 The Joint Names Policy referred to in clause 22A.1 shall be taken out with insurers approved by the Employer and the Contractor shall deposit with him that Policy and the premium receipt therefor and also any relevant endorsement or endorsement or endorsements thereof as may be required to comply with the obligation to maintain that Policy set out in clause 22A.1 and the premium receipts therefor. If the Contractor defaults in taking out or in maintaining the Joint Names Policy as required by clauses 22A.1 and 22A.2 the Employer may himself take out and maintain a Joint Names Policy against any risk in respect of which the default shall have occurred and a sum or sums equivalent to the amount paid or payable by him in respect of premiums therefor may be deducted by him from any monies due or to become due to the Contractor under this Contract or such amount may be recoverable by the Employer from the Contractor as a debt.

22A.3.1. If the Contractor independently of his obligations under this Contract maintains a policy of insurance which provides (inter alia) All Risks Insurance for cover no less than that defined in clause 22.2 for the full reinstatement value of the Works (plus the percentage, if any, stated in Appendix 1 to cover any professional fees incurred by the Employer) then the maintenance by the Contractor of such policy shall, if the policy is a Joint Names Policy in respect of the aforesaid Works, be a discharge of the Contractor's obligation to take out and maintain a Joint Names Policy under clause 22A.1. If and so long as the Contractor is able to send for inspection by the Employer as and when he is reasonably required to do so by him documentary evidence that such a policy is being maintained then the Contractor shall be discharged from his obligation under clause 22A.2 to deposit the policy and the premium receipt with the Employer but on any occasion the Employer may (but not unreasonably or vexatiously) require to have sent to him for inspection the policy to which clause 22A.3.1 refers and the premium receipts therefor. The annual renewal date, as supplied by the Contractor, of the insurance referred to in clause 22A.3.1 is stated in Appendix 1.

22A.3.2 The provisions of clause 22A.2 shall apply in regard to any default in taking out or in maintaining insurance under clause 22A.3.1.

22A.4.1 If any loss or damage affecting work executed or any part thereof on any Site Materials is occasioned by any one or more of the risks covered by the Joint Names Policy referred to in clause 22A.1 or clause 22A.2 or clause 22A.3 then, upon discovering the said loss or damage, the Contractor shall forthwith give notice in writing to the Employer of the extent, nature and location thereof.

22A.4.2 The occurrence of loss or damage shall be disregarded in computing any amounts payable to the Contractor under or by virtue of this Contract.

22A.4.3 After any inspection required by the insurers in respect of a claim under the Joint Names Policy referred to in clause 22A.1 or clause 22A.2 or clause 22A.3 has been completed the Contractor with due diligence shall restore work damaged, replace or repair any such Site Materials which have been lost or damaged, remove and dispose of any debris and proceed with the carrying out and completion of the Works.

22A.4.4 The Contractor, for himself and for all sub-contractors who are, pursuant to clause 22.3, recognised as an insured under the Joint Names Policy referred to in clause 22A.1, clause 22A.2 or clause 22A.3, shall authorise the insurers to pay all monies from such insurance in respect of the loss or damage referred to in clause 22A.4.1 to the Employer. The Employer shall pay all such monies (less only the percentage, if any, stated in Appendix 1 to cover any professional fees incurred by the Employer) to the Contractor by installments in accordance with clause 30 Alternative B even if Alternative A is applicable to all other payments under the Contract.

22A.4.5 The Contractor shall not be entitled to any payment in respect of the restoration, replacement or repair of such loss or damage, and (when required) the removal and disposal of debris other than the monies received under the aforesaid insurance.

23        DATE OF POSSESSION, COMPLETION AND POSTPONEMENT

23.1.1 On the Date of Possession possession of the site shall be given to the Contractor who shall thereupon begin the construction of the Works and regularly and diligently proceed with the same and shall complete the same on or before the Completion Date.

23.1.2 Where clause 23.1.2 is stated in Appendix 1 to apply the Employer may defer the giving of possession for a period not exceeding 6 weeks, or such lesser period stated in Appendix 1, calculated from the Date of Possession.

23.2 The Employer may issue instructions in regard to the postponement of any design or construction work to be executed under the provisions of this Contract.

23.3.1 For the purposes of the Works insurances the Contractor shall retain possession of the site and the Works up to and including the date of issue of the statement by the Employer setting out the date of Practical Completion, and, subject to clause 17, the Employer shall not be entitled to take possession of any part or parts of the Works until that date.

23.3.2 Notwithstanding the provision of clause 23.3.1 the Employer may, with the consent in writing of the Contractor, use or occupy the site or the Works or part thereof whether for the purposes of storage of his goods or otherwise before the date of issue of the statement by the Employer setting out the date of Practical Completion. Before the Contractor shall give his consent to such use or occupation the Contractor or the Employer shall notify the insurers under clause 22A and obtain confirmation that such use or occupation will not prejudice the insurance. Subject to such confirmation the consent of the Contractor shall not be unreasonably withheld.

23.3.3 Where clause 22A.2 or clause 22A.3 applies and the insurers in giving the confirmation referred to in clause 23.3.2 have made it a condition of such confirmation that an additional premium is required the Contractor shall notify the Employer of the amount of the additional premium. If the Employer continues to require use or occupation under clause 23.3.2 the additional premium required shall be added to the Contract Sum and the Contractor shall provide the Employer, if so requested, with the additional premium receipt therefor.

24       DAMAGES FOR NON-COMPLETION

24.1 If the Contractor fails to complete the construction of the Works by the Completion Date the Employer shall issue a notice in writing to the Contractor to that effect. In the event of a new Completion Date being fixed after the issue of such a notice in writing such fixing shall cancel that notice and the Employer shall issue such further notice in writing under clause 24.1 as may be necessary.

24.2.1 Subject to the issue of any notice under clause 24.1 the Contractor shall as the Employer may require in writing not later than the date when the Final Statement (or, as the case may be, the Employer's Final Statement) becomes conclusive as to the balance due between the parties by agreement or by the operation of clause 30.5.5, pay or allow to the Employer liquidated and ascertained damages at the rate stated in Appendix 1 (or at such lesser rate as may be specified in writing by the Employer) for the period between the Completion Date and the date of Practical Completion and the Employer may deduct the same from any monies due or to become due to the Contractor under this Contract (including any balance stated as due to the Contractor in the Final Statement or, as the case may be, in the Employer's Final Statement) or the Employer may recover the same from the Contractor's as a debt.

24.2.2 If, under clause 25.3.3. the Employer fixed a later Completion Date, the Employer shall pay or repay to the Contractor any amounts recovered or paid under clause 24.2.1 for the period up to such later Completion Date.

24.2.3 Notwithstanding the issue of any further notice under clause 24.1 any requirement of the Employer which has been previously stated in writing in accordance with clause 24.2.1 shall remain effective unless withdrawn by the Employer.

25        EXTENSION OF TIME

25.1 In clause 25 any reference to delay, notice or extension of time includes further delay, further notice or further extension of time.

25.2.1 If and whenever it becomes reasonably apparent that the progress of the Works is being or is likely to be delayed the Contractor shall forthwith give written notice to the Employer of the material circumstances including the cause or causes of the delay and identify in such notice any event which in his opinion is a Relevant Event.

25.2.2 In respect of each and every Relevant Event identified in the notice given in accordance with clause 25.2.1 the Contractor shall, if practicable in such notice, or otherwise in writing as soon as possible after such notice;

25.2.2.1  give particulars of the expected thereof; and

25.2.2.2 estimate the extent, if any, of the expected delay in completion of the Works beyond the Completion Date resulting therefrom whether or not concurrently with delay resulting from any other Relevant Event.

25.2.3 The Contractor shall give such further written notice to the Employer as may be reasonably necessary for keeping up-to-date the particulars and estimate referred to in clauses 25.2.2.1 and 25.2.2.2 including any material change in such particulars or estimate.

25.3.1    If:

25.3.1.1 any of the events which are stated by the Contractor to be caused of the delay is a Relevant Event; and

25.3.1.2 the completion of the Works is likely to be delayed thereby beyond the Completion Date the Employer upon receipt of any notices, particulars and estimate under clauses 25.2.1 and 25.2.2 shall make in writing to the Contractor such extension of time, if any, for completion of the Works beyond the Completion Date as is then fair and reasonable, by fixing a later date as the Completion Date. The Employer shall, in making such extension of time, state:

25.3.1.3  which of the Relevant Events he has taken into account; and

25.3.1.4 the extent, if any, to which he has had regard to any instruction under clause 12.2 requiring the omission of any work issued since the fixing of the previous Completion Date.

          and shall, if reasonably practicable having regard to the sufficiency of the aforesaid notice, particulars and estimates, fix such new Completion Date not later than 12 weeks from receipt of the notice and of reasonably sufficient particulars and estimates, or, where the period between receipt thereof and the Completion Date is less than 12 weeks, not later than the Completion Date.

          If upon receipt of any such notice, particulars and estimate it is not fair and reasonable for the Employer to fix a later date as a new Completion Date, the Employer shall, if reasonably practicable having regard to the sufficiency of the aforesaid notice, particulars and estimate, so notify the Contractor in writing not later than 12 weeks from receipt of the notice, particulars and estimate, or, where the period between receipt thereof and the Completion Date is less than 12 weeks, not later than the Completion Date.

25.3.2 After first making an extension of time under clause 25.3.1, the Employer may fix a Completion Date earlier than that previously fixed under clause 25 if the fixing of such earlier Completion Date is fair and reasonable having regard to the omission of any work or obligation instructed by the Employer under clause 12 after the last occasion of which the Employer made an extension of time.

25.3.3 After the Completion Date, if this occurs before the date of Practical Completion, the Employer may, and not later than the expiry of 12 weeks after the date of Practical Completion, shall in writing to the Contractor either:

25.3.3.1 fix a Completion Date later than that previously fixed if the fixing of such later Completion Date is fair and reasonable having regard to any of the Relevant Events, whether upon reviewing a previous decision or otherwise and whether or not the Relevant Event has been specially notified by the Contractor under clause 25.2.1; or

25.3.3.2 fix a Completion Date earlier than that previously fixed under clause 25 if the fixing of such earlier Completion Date is fair and reasonable having regard to any instructions of the Employer effecting a Change requiring the omission of any work issued under clause 12.2 where such issue is after the last occasion on which the Employer made the extension of time; or

25.3.3.3  confirm to the Contractor the Completion Date previously fixed.

25.3.4    Provided always:

25.3.4.1 the Contractor shall use constantly his best endeavours to prevent delay in the progress of the Works, howsoever caused, and to prevent the completion of the Works being delayed or further delayed beyond the Completion Date; and

25.3.4.2 the Contractor shall do all that may reasonably be required to the satisfaction of the Employer to proceed with the Works.

25.3.4.5 No decision of the Employer under clause 25.3 shall fix a Completion Date earlier than the Date for Completion stated in Appendix 1.

25.4      The following are the Relevant Events referred to in clause 25:

25.4.1    force majeure;

25.4.2    exceptionally adverse weather conditions;

25.4.3    loss or damage occasioned by any one or more of the Specified Perils;

25.4.4 civil commotion, local combination of workmen, strike or lock-out affecting any of the trade employed upon the Works or any of the trades engaged in the preparation, manufacture or transportation of any of the goods or materials required for the Works, or any person engaged in the preparation of the design of the Works;

25.4.5    compliance with the Employer's instructions:

25.4.5.1  under clause 2.3.1, 12.2, 12.3 or 23.2; or

25.4.5.2 in regard to the opening up for inspection of any work covered up or the testing of any of the work, material or goods in accordance with clause

           8.3 (including making good in consequence of such opening up or testing) unless the inspection or test showed that the work, materials or goods were not in accordance with this contract.

25.4.6 the Contractor not having received in due time necessary instructions, decisions, information or consent from the Employer which the Employer is obliged to provide or give under the Conditions including a decision under clause 2.4.2 for which he specifically applied in writing provided that such application was made on a date which having regard to the Completion Date was neither unreasonably distant from nor unreasonably close to the date on which it was necessary for him to receive the same;

25.4.7 delay in receipt of any necessary permission or approval of any statutory body which the Contractor has taken all practicable steps to avoid or reduce;

25.4.8.1 the execution of work not forming part of this Contract by the Employer himself or by persons employed or otherwise engaged by the Employer as referred to in clause 29 or failure to execute such work;

25.4.8.2 the supply by the Employer of materials and goods which the Employer has agreed to provide for the Works or the failure so to supply;

25.4.9 the exercise after the Base Date by the Government of any statutory power which directly affects the execution of the Works by restricting the availability or use of labour which is essential to the proper carrying out of the Works, or preventing the Contractor from or delaying the Contractor in, securing such goods or materials or such fuel or energy as are essential to the proper carrying out of the Works:

25.4.10.1 the Contractor's inability for reasons beyond his control and which he could not reasonably have foreseen at the Base Date to secure such labour as is essential to the proper carrying out of the Works; or

25.4.10.2 the Contractor's inability for reasons beyond his control and which he could not reasonably have foreseen at the Base Date to secure such goods or materials as are essential to the proper carrying out of the Works;

25.4.11 the carrying out by a local authority of work in pursuance of its statutory obligations in relation to the Works, or the failure to carry out such work;

25.4.12 failure of the Employer to give in due time ingress from the site of the Works or any part thereof through or over any land, buildings, way or passage adjoining or connected with the site and in the possession and control of the Employer, in accordance with the Employer's Requirements after receipt by the Employer of such notice, if any, as the Contractor is required to give, or failure of the Employer to give such ingress or egress as otherwise agreed between the Employer and the Contractor;

25.4.13 Delay which the Contractor has taken all practicable steps to avoid or reduce consequent upon a change in the Statutory Requirements after the Base Date which affect the Works as referred to in clause 6.3.1. or an amendment to the Contractor's Proposals to which clause 6.3.2 applies;

25.4.14 Where clause 23.1.2 is stated in Appendix 1 to apply, the deferment by the Employer of giving possession of the site under clause 23.1.1.

26       LOSS AND EXPENSE CAUSED BY MATTERS AFFECTING REGULAR PROGRESS OF THE
         WORKS

26.1 If the Contractor makes written application to the Employer stating that he has incurred or is likely to incur direct loss and/or expense in the execution of this Contract for which he would not be reimbursed by a payment under any other provision in this Contract due to deferment of giving possession of the site under clause 23.1.1 where clause 23.1.2 is stated in the Appendix to be applicable or because the regular progress of the Works or any part thereof has been or is likely to be materially affected by any one or more of the matters referred to in clause 26.2 the amount of such loss and/or expense which has been or is being incurred by the Contractor shall be added to the Contract Sum; provided always that;

26.1.1 the Contractor's application shall be made as soon as it has become or, should reasonably have become, apparent to him that the regular progress of the Works or of any part thereof has been or was likely to be affected as aforesaid; and

26.1.2 the Contractor shall in support of his application and in respect of the amount of the loss and/or expense provide upon request by the Employer such information and details as the Employer may reasonably require.

26.2     The following are the matters referred to in clause 26.1:

26.2.1 the opening up for inspection of any work covered up or the testing of any of the work materials or goods in accordance with clause 8.3 (including making good in consequence of such opening up or testing), unless the inspection or test showed that the work, materials or goods were not in accordance with this Contract; or

26.2.2 delay in receipt of any permission or approval for the purposes of Development Control Requirements necessary for the Works to be carried out or proceed, which delay the Contractor has taken all practicable steps to avoid or reduce; or

26.2.3.1 the execution of work not forming part of this Contract by the Employer himself or by persons employed or otherwise engaged by the Employer as referred to in clause 29 or the failure to execute such work; or

26.2.3.2 the supply by the Employer of materials and goods which the Employer has agreed to provide for the Works or the failure so to supply; or

26.2.4 Employer's instructions issued under clause 23.2 in regard to the postponement of any work to be executed under the provisions of this Contract; or

26.2.5 failure of the Employer to give in due time ingress to or egress form the site of the Works or any part thereof through or over any land, buildings, way or passage adjoining or connected with the site and in the possession and control of the Employer, in accordance with the Employer's Requirements after receipt by the Employer of such notice, if any, as the Contractor is required to give, or failure of the Employer to give such ingress or egress as otherwise agreed between the Employer and the Contractor; or

26.2.6 Employer's instructions issued under clause 12.2 effecting a Change or under clause 12.3 in regard to the expenditure of provisional sums: or


26.2.7 the Contractor not having received in due time necessary instructions, decisions, information or consents from the Employer which the Employer is obliged to provide or give under the Conditions including a decision under clause 2.4.2 and for which he specifically applied in writing provided that such application was made on a date which having regard to the Completion Date was neither unreasonably distant from nor unreasonably close to the date on which it was necessary for him to receive the same.

26.3 Any amount from time to time ascertained under clause 26 shall be added to the Contract Sum.

26.4 The provisions of clause 26 are without prejudice to any other rights and remedies which the Contractor may possess.

27            DETERMINATION BY EMPLOYER

27.1 Without prejudice to any other rights and remedies which the Employer may possess, if the Contractor shall make default in any one or more of the following respects, that is to say;

              if without reasonable cause he wholly suspends the carrying out of the design or construction of the Works before completion thereof; or

27.1.2 if he fails to proceed regularly and diligently with the performance of his obligations under this Contract; or

27.1.3 if he refuses or neglects to comply with a written notice from the Employer requiring him to remove defective work or improper materials or goods and by such refusal or neglect the Works are materially affected; or

27.1.4    if he fails to comply with the provisions of clause 18

          then the Employer may give to him a notice by registered post or delivery by hand specifying the default. If the Contractor either shall continue such default for 14 days after receipt of such notice or shall at any time thereafter repeat such default (whether previously repeated or not), then the Employer may within 10 days after such continuance or repetition by notice by registered post or delivery by hand forthwith determine the appointment of the Contractor under this Contract; provided that such notice shall not be given unreasonably or vexatiously.

27.2 In the event of the Contractor becoming bankrupt or making a composition or arrangement with his creditors or having a winding up order made or (except for purposes of amalgamation or reconstruction) a resolution for voluntary winding up passed or having a provisional liquidator, receiver or manager of his business or undertaking duly appointed, or having possession taken, by or on behalf of the holders of any debentures secured by a floating charge, of any property comprised in or subject to the floating charge, the appointment of the Contractor under this Contract shall be forthwith automatically determined but the said appointment may be reinstated and continued if the Employer and the Contractor, his trustee in bankruptcy, liquidator, provisional liquidator, receiver or manager as the case may be shall so agree.

27.3 The Employer shall be entitled to determine the appointment of the Contractor under this or any other contract, if the Contract shall have offered or given or agreed to give to any person any gift or consideration of any kind as an inducement or reward for doing or forbearing to do or for having done or forborne to do any action in relation to the obtaining or execution of this or any other contract with the Employer, or for showing or forbearing to show favour or disfavour to any person in relation to this or any other contract with the Employer, or if the like acts shall have been done by any person employed by the Contractor or acting on his behalf (whether with or without the knowledge of the Contractor).

27.4 In the event of the appointment of the Contractor under this Contract being determined under clauses 27.1, 27.2 or 27.3 and so long as it has not been reinstated and continued, the following shall be the respective rights and duties of the Employer and the Contractor:

27.4.1 for the purposes referred to in clause 5.5. the Contractor shall provide the Employer with 2 copies of, and the Employer may retain, all such drawings or details or descriptions as the Contractor has prepared or previously provided and drawings and information relating to the Works completed before determination of the Contractor's appointment;

27.4.2 the Employer may employ or pay other persons to carry out and complete the design and construction of the Works and he or they may enter upon the works and use all temporary buildings, plant, tools, equipment, goods and materials intended for, delivered to and placed on or adjacent to the Works, and may purchase all materials and goods necessary for the carrying out and completion of the Works;

27.4.3.1 except where the determination occurs by reason of the bankruptcy of the Contractor or of his having a winding up order made or (other than for the purposes of amalgamation or reconstruction) a resolution for voluntary winding up passed, the Contractor shall if so required by the Employer within 14 days of the date of determination, assign to the Employer without payment the benefit of any agreement for the supply of materials or goods and/or for the execution of any work for the purposes of this Contract but on the terms that a supplier or sub-contractor shall be entitled to make any reasonable objection to any further assignment thereof by the Employer.

27.4.3.2 unless the exception to the operation of clause 27.4.3.1 applies the Employer may pay any supplier or sub-contractor for any materials or goods delivered or works executed for the purposes of this Contract (whether before or after the date of determination) in so far as the price thereof has not already been paid by the Contractor;

27.4.4 the Contractor shall as and when required in writing by the Employer so to do (but not before) remove from the Works any temporary buildings, plant, tools, equipment, goods and materials belonging to or hired by him. If within a reasonable time after any such requirement has been made the Contractor has not complied therewith, then the Employer may (but without being responsible for any loss or damage) remove and sell any such property of the Contractor, holding the proceeds less all costs incurred to the credit of the Contractor;

27.4.5 the Contractor shall allow or pay to the Employer in the manner hereinafter appearing the amount of any direct loss and/or damage caused to the Employer by the determination. Until after completion of the Works under clause 27.4.2 the Employer shall not be bound by any provision of this Contract to make any further payment the Contractor, but upon such completion and the verification within a reasonable time of the accounts therefor the Employer shall state the amount of expenses properly incurred by the employer and the amount of any direct loss and/or damage caused to the Employer by the determination and, if such amounts when added to the monies paid to the Contractor before the date of determination exceed the total amount which would have been payable on due completion in accordance with this Contract, the difference shall be a debt payable to the Employer by the Contractor, and if the said amounts when added to the said monies be less than the said total amount, the difference shall be a debt payable by the Employer to the Contractor.

28        DETERMINATION BY CONTRACTOR

28.1 Without prejudice to any other rights and remedies which the Contractor may possess, if:

28.1.1 the Employer does not pay to the Contractor any interim amount properly due under clause 30.1 within 14 days and continues such default for 7 days after receipt by registered post or delivery by hand of a notice from the Contractor stating that notice of determination under clause 28 will be served if payment is not made within 7 days from receipt thereof

28.1.2    (deleted)

          then the Contractor may thereupon by notice by registered post or delivery by hand to the Employer forthwith determine the appointment of the Contractor under this Contract; provided that such notice shall not be given unreasonably or vexatiously.

28.2 Upon such determination, then without prejudice to the accrued rights or remedies of either party or to any liability of the classes mentioned in clause 20 which may accrue either before the Contractor or any sub-contractor shall have removed his temporary buildings, plant, tools, equipment, goods or materials or by reason of his or their so removing the same, the following shall be the respective rights and liabilities of the Contractor and the Employer;

28.2.1 the Contractor shall with all reasonable dispatch and in such manner and with such precautions as will prevent injury, death or damage of the classes in respect of which before the date of determination he was liable to indemnify the Employer under clause 20 remove from the site all temporary buildings, plant, tools, equipment, goods and materials and shall give facilities for his sub-contractors to do the same, but subject always to the provisions of clause 28.2.3.4;

28.2.2 for the purposes referred to in clause 5.5, the Contractor shall provide the Employer with 2 copies of, and the Employer may retain, all such drawings or details or descriptions as the Contractor has prepared or previously provided and drawings and information relating to the Works completed before determination of the Contractor's appointment;

28.2.3 after taking into account amounts previously paid under this Contract the Contractor shall be paid by the Employer;

28.2.3.1 the total value of work (including design work) completed at the date of determination;

28.2.3.2 the total value of work (including design work) begun and executed but not completed at the date of determination, the value being ascertained in accordance with clause 12.4 as if such work were a Change effected under clause 12.2 but after taking account of any amounts referred to in clauses 28.2.3.3 to 28.2.3.6;

28.2.3.3  any amount in respect of direct loss and/or expense under clause 26;

28.2.3.4 the cost of materials or goods properly ordered for the Works for which the Contractor shall have paid or for which the Contractor is legally bound to pay, and on such payment by the Employer any materials or goods so paid for shall become the property of the Employer;

28.2.3.5  the reasonable cost of removal under clause 28.2.1;

28.2.3.6 any direct loss and/or expense caused to the Contractor by the determination except where the ground for determination is that set out in clause 28.1.2.5.

28A       DETERMINATION BY EMPLOYER OR CONTRACTOR

          (deleted)

29        EXECUTION OF WORK NOT FORMING PART OF CONTRACT

29.1 Where the Employer's Requirement in regard to any work not forming part of this Contract and which is to be carried out by the Employer himself or by persons employed or otherwise engaged by him, provide such information as is necessary to enable the Contractor to carry out and complete the Works in accordance with the Conditions, the Contractor shall permit the execution of such work.

29.2 Where the Employer's Requirement do not provide the information referred to in clause 29.1 and the Employer requires the execution of work not forming part of this Contract by the Employer himself or by persons employed or otherwise engaged by the Employer, then the Employer may, with the consent of the Contractor (which consent shall not be unreasonably withheld) arrange for the execution of such work.

29.3 Every person employed or otherwise engaged by the Employer as referred to in clauses 29.1 and 29.2 shall for the purpose of clause 20 be deemed to be a person for whom the Employer is responsible and not to be a sub-contractor.

30         PAYMENTS

30.1.1 Interim Payments shall be made by the Employer to the Contractor in accordance with clauses 30.1 to 30.4 and whichever of the Alternatives A or B in Appendix 2 applies to this Contract.

30.1.2 The amount due as an Interim Payment shall be the gross valuation as referred to in clause 30.2A or clause 30.2B whichever is applicable, less:

301.2.1 any amount which the Employer may deduct and retain as provided in clause 30.4 (in the Conditions called "the Retention") and

30.1.2.2   the sum of the amounts paid in previous Interim Payments.

30.2A The gross valuation for the purposes of Interim Payments in accordance with Alternative A is the total of the amounts referred to in clause 30.2A.1 and of the amounts referred to in clause 30.2A.2 less the amount referred to in clause 30.2A.3.

30.2A.1    The following amounts are subject to Retention:

30.2A.1.1  the cumulative value at the relevant stage;

30.2A.1.2  the amount of any valuation of Changes or of instructions by the
           Employer in regard to the expenditure of provisional sums (clause
           12.2 or clause 12.3) relevant to the Interim Payment;

30.2A.1.3  (deleted)

30.2A.2    The following amounts are not subject to Retention:

30.2A.2.1  any amounts payable in accordance with clause 3 by the Employer as a result of payments made or costs incurred by the Contractor under clauses 8.3, 9.2, 16.2 or 16.3;

30.2A.2.2  any amounts due under clause 26;

30.2A.2.3  (deleted)

30.2A.3    The following amount is not subject to Retention:

30.2A.3.1  any amount deductible under clauses 16.2 or 16.3

30.2A.4        (deleted)

30.2B The gross valuation for the purposes of Interim Payments in accordance with Alternative B is the total of the amounts referred to in clause 30.2B.1 and of the amounts referred to in clause 30.2B.2 less the amount referred to in clause 30.2B.3.

30.2B.1        The following amounts are subject to Retention:

30.2B.1.1      the total value of work properly executed including any design work carried out by the Contractor and any work so executed to which clause 12.2 and clause 12.3 refer;

30.2B.1.2      the total value of the materials and goods delivered to or adjacent to the Works for incorporation therein by the Contractor but not so incorporated, provided that the value of such materials and goods shall only be included as and from such times as they are reasonably, properly and not prematurely so delivered and are adequately protected against weather and other casualties;

30.2B.1.3      the total value of any materials and goods other than those to which clause 30.2B.1.2 refers where the Employer in the exercise of his discretion as referred to in Alternative B in Appendix 2 has decided that such total value be included in an Interim
               Payment;

30.2B.1.4      (deleted)

30.2B.2        The following amounts are not subject to Retention:

30.2B.2.1      any amounts payable in accordance with clause 3 by the Employer as a result of payments made or costs incurred by the Contractor under clause 8.3, 9.2, 16.2 or 16.3;

30.2B.2.2      any amount due under clause 26;

30.2B.2.3      (deleted)

30.2B.3        The following amount is not subject to Retention:

30.2B.3.1      any amount deductible under clauses 16.2 or 16.3.

30.3.1 The contractor shall make Applications for Interim Payment as follows:

30.3.1.1 where Alternative A applies, Application for Interim Payment shall be made on completion of each stage set out in Alternative A in Appendix 2 and after the expiration of the Defects Liability Period named in Appendix 1 or on the issue of the Notice of Completion of Making Good Defects (whichever is the later);

30.3.1.2 where Alternative B applies, Application for Interim Payment shall be made at the Period for Applications for Interim Payment stated in Alternative B in Appendix 2 up to and including the end of the Period during which the day named in the Statement of Practical Completion occurs. Thereafter Application for Interim Payment shall be made as and when further amounts are due to the Contractor and after the expiration of the Defects Liability Period named in Appendix 1 or on the issue of the Notice of Completion of Making Good Defects (whichever is the later) provided that the Employer shall not be required to make any Interim Payment within one calendar month of having made a previous Interim Payment.

30.3.2 Each application for Interim Payment shall be accompanied by such details as may be stated in the Employer's Requirements.

30.3.3 Subject to clause 30.3.4 the Employer shall pay the amount stated as due in the Application for Interim Payment within 14 days of the issue of each Application for Interim Payment.

30.3.4 If on receipt of any Application for Interim Payment the Employer considers that the amount stated as due in the Application is not in accordance with this Contract he shall forthwith issue to the Contractor a notice with reasons to that effect and shall pay at the same time as the issue of that notice such amount as he considers to be properly due as an Interim Payment.

30.3.5 The payment by the Employer of the amount referred to in clause 30.3.4 shall be without prejudice to the rights of the Contractor in respect of any amount which he considers has been improperly withheld by the Employer or in respect of any payment by the Employer which he considers was not in accordance with this Contract.

30.4.1 The Retention which the Employer may deduct and retain as referred to in clause 30.1.2 is such percentage of the total amount included under clause 30.2A.1 or clause 30.2B.1 whichever is applicable as arises from the operation of the following rules:

30.4.1.1 the percentage referred to in the Conditions and Appendix 1 as "the Retention Percentage" shall be 5 per cent unless a lower rate shall have been agreed between the parties and specified in Appendix 1 as the Retention Percentage;

30.4.1.2  (deleted)

30.4.1.3  (deleted)

30.4.2   The Retention shall be subject to the following rules:

30.4.2.1 the Employer's interest in the Retention is fiduciary as trustee for the Contractor (but without obligation to invest);

30.4.2.2 to the extent that the Employer exercises his right under clause 30.4 and if the Contractor then so requests, the Employer, at the time of each Interim Payment, shall place the Retention in a separate banking account (so designated as to identify the amount as the Retention held by the Employer on trust as provided in clause 30.4.2.1) and inform the Contractor in writing that such amount has been so placed. The Employer shall be entitled to the full beneficial interest in any interest accruing in the separate banking account and shall be under no duty to account for any such interest to the Contractor.

30.4.3 Notwithstanding the fiduciary interest of the Employer in the Retention as stated in clause 30.4.2.1 the Employer is entitled to exercise any right under this Contract of deduction from monies due or to become due to the Contractor against any amount otherwise due whether or not any Retention is included in that amount by the operation of clause 30.

30.5.1 Within 3 months of Practical Completion the Contractor shall submit the Final Account and the Final Statement referred to in clause 30.5.4 for agreement by the Employer and the Contractor shall supply the Employer with such supporting documents as the Employer may reasonably require.

30.5.2 The Contract Sum shall be adjusted in accordance with the Conditions and the Final Account shall set out the Contract Sum together with the adjustments set out in clause 30.5.3.

30.5.3   There shall be deducted from the Contract Sum:

30.5.3.1 all provisional sums included in the Employer's Requirements;

30.5.3.2 any deduction by way of adjustment under clauses 2.3.2 and 6.3;

30.5.3.3 the amount of any valuation of the omission of work in accordance with an instruction of the Employer affecting a Change together with any amount in respect of any other work as referred to in clause 12.5.5 which is to be valued under clause 12.5;

30.5.3.4 any amount deducted or deductible under clauses 16.2 or 16.3;

30.5.3.5 any other amount which is required by this Contract to be deducted from the Contract Sum.

         There shall be added to the Contract Sum:


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
30.5.3.6  any addition by way of adjustment under clauses 2.3.2 and 6.3;

30.5.3.7 any amounts paid or payable by the Employer to the Contractor as a result of payments made or costs incurred by the Contractor under clauses 8.3, 9.2, 16.2 or 16.3;

30.5.3.8 the amount of the valuation under clause 12.5 of any Change including the value of other work as referred to in clause 12.5.5 other than the valuation of any omission under clause 12.5.2;

30.5.3.9 the amount of the valuation of work executed by, or the amount of any disbursements by, the Contractor in accordance with instructions by the Employer as to the expenditure of provisional sums included in the Employer's Requirements;

30.5.3.10 any amount ascertained under clause 26;

30.5.3.11 (deleted)

30.5.3.12 (deleted)

30.5.3.13 any other amount which is required by this Contract to be added to the Contract Sum.

30.5.4    The Final Statement shall set out:

30.5.4.1  the amount resulting from the operation of clauses 30.5.2 and 30.5.3;
          and

30.5.4.2  the sum of amounts already paid by the Employer to the Contractor and the difference (if any) between the two sums shall be expressed as a balance due to the Contractor from the Employer or to the Employer from the Contractor as the case may be.

30.5.5 If nothing in the Final Account or in the Final Statement as submitted by the Contractor in accordance with clause 30.5.1 is disputed by the Employer within 1 month from the end of the Defects Liability Period stated in Appendix 1 or from completion of making good defects under clause 16 or within 1 month of the submission of the Final Account and the Final Statement to the Employer by the Contractor, whichever is the later, the Final Account and the Final Statement so submitted shall be conclusive as to the balance due between the parties in accordance therewith.

30.5.6    If the Contractor does not submit the Final Account and the Final
          Statement


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
          within the 3 months referred to in clause 30.5.1 the Employer may on the expiry of the said 3 months give notice in writing to the Contractor that if the Final Statement and Final Account are not submitted by the Contractor within 2 months from the date of the written notice the Employer may himself prepare or have prepared a Final Account and Final Statement 'Employer's Final Account' and 'Employer's Final Statement').

30.5.7 The Employer's Final Account shall set out the Contract Sum together with such adjustments as are referred to in clause 30.5.3 and such other adjustments which are in accordance with the Conditions as the Employer, on the information in his possession, can make. The Employer's Final Statement shall set out:

30.5.7.1  the amount stated in the Employer's Final Account; and

30.5.7.2  the sum of amounts already paid by the Employer to the Contractor and the difference (if any) between the two sums shall be expressed as a balance due to the Contractor from the Employer or to the Employer from the Contractor as the case may be.

30.5.8 If nothing in the Employer's Final Account or in the Employer's Final Statement are sent to the Contractor in accordance with clause 30.5.6 is disputed by the Contractor within 1 month from the end of the Defects Liability Period stated in Appendix 1 or from completion of making good defects under clause 16 or from the sending of the Employer's Final Account and the Employer's Final Statement to the Contractor by the Employer, whichever is the later, the Employer's Final Statement so sent shall be conclusive as to the balance due between the parties in accordance therewith.

 30.6 Subject to any deductions authorised by the Conditions any balance properly stated in the Final Statement in accordance with clause
          30.5.4 or stated in the Employer's Final Statement in accordance with clause 30.5.6 shall, as from the 28th day after the Final Statement is agreed or by the operation of clause 30.5.5 becomes conclusive as to the balance due between the parties or as from the 28th day after the Employer's Final Account by the operation of clause 30.5.8 becomes conclusive as to the balance due between the parties, be a debt payable as the case may be by the Employer to the Contractor or by the Contractor to the Employer.

30.7 Where the Employer exercises any right of deduction from monies due or to become due to the Contractor he shall inform the Contractor in writing of the reason for that deduction.

30.8.1 The Final Account and Final Statement, when they are agreed or become conclusive as to the balance due between the parties in accordance with clause

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
          30.5.5 or the Employer's Final Account and Employer's Final Statement when they become conclusive as to the balance due between the parties in accordance with clause 30.5.8 shall, except as provided in clauses
          30.8.2 and 30.8.3 (and save in respect of fraud), have effect in any proceedings arising out of or in connection with this Contract (whether by arbitration under article 5 or otherwise):

30.8.1.1 as conclusive evidence that where it is stated in the Employer's Requirements that the quality of materials or the standards of workmanship are to be to the reasonable satisfaction of the Employer the same are to such satisfaction; and

30.8.1.2 conclusive evidence that all and only such extension of time, if any, as are due under clause 25 have been given; and

30.8.1.3 conclusive evidence that the reimbursement of direct loss and/or expense, if any, to the Contractor pursuant to clause 26.1 is in final settlement of all and any claims which the Contractor has or may have arising out of the occurrence of any of the matters referred to in clause 26.2 whether such claim be for breach of contract, duty of care, statutory duty or otherwise.

30.8.2 If any arbitration or other proceedings have previously been commenced by either party the Final Account and Final Statement or the Employer's Final Account and Employer's Final Statement as the case may be, shall have effect as aforesaid after either:

30.8.2.1 such proceedings have been concluded, whereupon the Final Account and Final Statement or the Employer's Final Account and Employer's Final Statement as the case may, shall be subject to the terms of any award or judgement in or settlement of such proceedings; or

30.8.2.2 a period of 12 months during which neither party has taken any further step in such proceedings, whereupon the Final Account and Final Statement or the Employer's Final Account and Employer's Final Statement as the case may be, shall be subject to any terms agreed in partial settlement, whichever be the earlier.

30.8.3 If any arbitration or other proceedings have been commenced by either party within 28 days after the Final Account and Final Statement or the Employer's Final Account and Employer's Final Statement as the case may be, would otherwise become conclusive by the operation of clause 30.5.5 or clause 30.5.8, the Final Account and Final Statement or the Employer's Final Account and Employer's Final Settlement as the case may be, shall have effect as such conclusive evidence save only in respect of all matters to which these proceedings relate.




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
30.9 Save as aforesaid no payment by the Employer shall of itself by conclusive evidence that any design, works, materials or goods to which it relates are in accordance with this Contract.

31        CERTIFICATE OF FITNESS FOR OCCUPATION

31.1 The Contractor shall apply for the issuance of the Certificate of Fitness for Occupation from the Appropriate Authority and shall at his own cost and expense duly comply with all the requirements of the appropriate authority which are necessary for the issuance of such Certificate in respect of the Works.

31.2 The Contractor shall cause or procure the issuance of the Certificate of Fitness for Occupation by the Completion Date.

32-38     (numbers not used)

39        SETTLEMENT OF DISPUTES - ARBITRATION

39.1 When the Employer or the Contractor require a dispute or difference as referred to in Article 5 to be referred to arbitration then either the Employer or the Contractor shall give written notice to the other or such effect and such dispute or difference shall be referred to the arbitration and final decision of a person to be agreed between the parties as the Arbitrator.

39.2      Such reference, except:

39.2.1    on the questions;

          whether or not the issue of an instruction is empowered by the Conditions; or

          whether or not a payment has been improperly withheld; or

          whether a payment is not in accordance with the Conditions; or

          whether either party has withheld or delayed a consent or statement where such consent or statement is not to be unreasonably withheld or delayed; or

39.2.2 on any dispute or difference under clause 4.1.1 in regard to a reasonable objection by the Contractor, under clause 8.4, under clause 8.5, under clause 18.2.1 or under clause 18.2.3 in regard to a withholding of consent by the Employer, under clause 17.1 or clause
          23.3.2 in regard to a withholding of consent by the Contractor and under clause 25.




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
          shall not be opened until after Practical Completion or alleged Practical Completion of the Works or termination or alleged termination of the Contractor's appointment under this Contract or abandonment of the Works, unless with the written consent of the Employer and the Contractor.

39.3 Subject to the provisions of clauses 4.2 and 30.8 the Arbitrator shall, without prejudice to the generality of his powers, have power to rectify the contract so that it accurately reflects the true agreement made by the Employer and the Contractor, to direct such measurements and/or valuations as may in his opinion be desirable in order to determine the rights of the parties and to ascertain and award any sum which ought to have been the subject of or included in any payment and to open up, review and revise any account, opinion, decision, requirement or notice and to determine all matters in dispute which shall be submitted to him in the same manner as if no such account, opinion, decision, requirement or notice had been given.

39.4 Subject to clause 39.5 the award of such Arbitration shall be final and binding on the parties.

39.5      The parties herby agree and consent that either party;

39.5.1 may appeal to the High Court on any question of law arising out of an award made in an arbitration under this Arbitration Agreement; and

39.5.2 may apply to the High Court to determine any question of law arising in the course of the reference.

          and the parties agree that the High Court should have jurisdiction to determine any such question in law.

39.6 Whatever the nationality, residence or domicile of the Employer, the Contractor, any sub-contractor or supplier or the Arbitrator, and wherever the Works or any part thereof are situated, the law of Malaysia shall be the proper law of this Contract and in particular (but not so as to derogate from the generality of the forgoing) the provisions of the Arbitration Act 1952 shall apply to any arbitration under this Contract wherever the same, or any part of it, be conducted.

39.7 If before making his final award the Arbitrator dies or otherwise ceases to act as the Arbitrator, the Employer and the Contractor shall forthwith appoint a further Arbitrator, or, upon failure so to appoint within 14 days of any such death or cessation, then either the Employer or the Contractor may request the person

Named in Appendix 1 to the Conditions to appoint such further Arbitrator. Provided that no such further Arbitrator shall be entitled to disregard any direction of the previous Arbitrator or to vary or revise any award of the previous Arbitrator with the agreement of the parties and/or by the operation of law.




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
APPENDIX 1

                              Clause etc.

Base Date                     1.3                 _______

Date for Completion           1.3                 _______

Defects Liability Period      16.2, 17 and 30     12 months
(if none other stated is
6 months from day named in
the statement as to
Practical Completion of the
Works).

Assignment by Employer of     18.1.2              Clause 18.1.2 applies
benefits after Practical
Completion.

Insurance cover for any one   21.1.1              Nil
occurrence or series of
occurrences arising out of
one event.

Insurance-liability of        21.2.1              Nil
Employer.

Percentage to cover           22A                 Nil
professional fees

Annual renewal date of        22A.3.1             Not Applicable
insurance supplied by
Contractor

Date of Possession            23.1.1.             ______

Deferment of the Date of      23.1.2              Clause 23.1.2 does not apply
possession                    25.4.14
                              26.1

Liquidated and ascertained    24.2                At the rate of RM 500.00
damages                                           per day

Retention Percentage          30.4.1.1            2.5% (whereby 1.25% shall be
                                                  released to the Contractor 6
                                                  months from the day named in
                                                  the statement as to Practical
                                                  Completion and the balance
                                                  1.25% shall be released 12
                                                  months from the day named in
                                                  the statement as to Practical
                                                  Completion)


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
APPENDIX 2: METHOD OF PAYMENT - ALTERNATIVES

Clause 30.1 : Interim Payments shall be made in accordance with clause 30 and:

            - by stages in accordance with Alternative A below and clause 30.2B shall not apply

            - periodically in accordance with Alternative B and clause 30.2A shall not apply.


ALTERNATIVE A: STAGE PAYMENTS

The stages referred to in clause 30.3.1.1 are:
Not Applicable.


ALTERNATIVE B: PERIODIC PAYMENTS

The period for Applications for Interim Payment referred to in clause 30.3.1.2 is:

monthly payments as set out on a separate sheet attached referred to as PROPOSED PAYMENT SCHEDULE.




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
APPENDIX 3

THE EMPLOYER'S REQUIREMENTS are comprised in the following document(s) (including any drawings) signed by or on behalf of the parties hereto:

As per drawings attached.


THE CONTRACTOR'S PROPOSALS are comprised in the following document(s) (including any drawings) signed by or on behalf of the parties hereto:

Attached.


THE CONTRACT SUM ANALYSIS are comprised in the following document(s) (including any drawings) signed by or on behalf of the parties hereto:

Attached.



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